UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2010, PAETEC Escrow Corporation (“PAETEC Escrow”), a wholly-owned subsidiary of PAETEC Holding Corp. (“PAETEC Holding”), entered into material definitive agreements in connection with the closing of the issuance and sale by PAETEC Escrow of its previously announced offering of $450 million in aggregate principal amount of its 9 7/8% Senior Notes due 2018 (the “Notes”).

Notes Offering by PAETEC Escrow

The Notes were issued by PAETEC Escrow upon the closing of the Notes offering on December 2, 2010. PAETEC Escrow sold the Notes at an offering price of 96.674% of the aggregate principal amount of the Notes in an offering not subject to the registration requirements of the Securities Act of 1933 (the “Securities Act”). The sale of the Notes resulted in gross proceeds of approximately $435 million.

Future Assumption of Notes by PAETEC Holding

On a date after December 2, 2010, concurrently with PAETEC Holding’s completion of its previously reported agreement to acquire Cavalier Telephone Corporation (“Cavalier”) and the satisfaction of related conditions (the “escrow conditions”), PAETEC Holding will assume all of PAETEC Escrow’s obligations and agreements in respect of the Notes and under the Indenture described below (the “Notes assumption”). PAETEC Holding will complete its acquisition of Cavalier when the conditions to the acquisition closing are satisfied or waived in accordance with the terms of the merger agreement among PAETEC Holding, Cavalier and the other parties to that agreement as previously reported in PAETEC Holding’s filings with the Securities and Exchange Commission (the “SEC”).

On December 2, 2010, the gross proceeds of the Notes offering, together with additional amounts necessary to redeem the Notes, were deposited into a segregated escrow account. If the other escrow conditions are satisfied, the proceeds of the offering, together with cash on hand of PAETEC Holding and Cavalier, will be released from the escrow account and used to pay the merger consideration and other costs and expenses related to PAETEC Holding’s acquisition of Cavalier, including repayment of substantially all of Cavalier’s outstanding indebtedness, which totaled approximately $371.1 million in aggregate principal amount as of September 30, 2010. If the escrow conditions are not satisfied on or before April 2, 2011, or by any earlier date on which PAETEC Holding determines in its sole discretion that any of the escrow conditions cannot be satisfied, PAETEC Escrow will be required to redeem the Notes at a redemption price equal to 96.674% of the aggregate principal amount of the Notes, together with accrued and unpaid interest from the issue date to, but excluding, the redemption date.

Senior Notes Indenture

On December 2, 2010, PAETEC Escrow entered into an Indenture, dated as of December 2, 2010 (as supplemented from time to time, the “Indenture”), among PAETEC Escrow and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), that governs the Notes. In the Notes assumption, PAETEC Holding will assume and succeed to all of PAETEC Escrow’s obligations and agreements under the Indenture. The references to the “Company” in the description of the Notes and the Indenture below refer to PAETEC Escrow before the effectiveness of the Notes assumption and to PAETEC Holding from and after the effectiveness of the Notes assumption. In connection with the Notes assumption, substantially all of PAETEC Holding’s subsidiaries will become parties to the Indenture as subsidiary guarantors of the Company’s obligations under the Notes and the Indenture, as described below.

The Notes accrue interest at a rate of 9 7/8% per year from December 2, 2010. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2011. The Notes will mature on December 1, 2018.

Upon the assumption of the Notes by PAETEC Holding, the Company may redeem some or all of the Notes, at any time before December 1, 2014, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium. The Company may redeem some or all of the Notes, at any time on or after December 1, 2014 at specified redemption prices declining to 100% of their principal amount. In addition, before December 1, 2013, upon the assumption of the Notes by PAETEC Holding, the Company may redeem up to 35% of the aggregate principal amount of the Notes and any additional notes issued under the Indenture at a redemption price equal to 109.875% of the principal amount thereof with the net cash proceeds of one or more equity offerings. If the Company (1) sells certain of its assets and does not either (a) apply the net sale proceeds to repay indebtedness under PAETEC Holding’s senior secured credit facilities, its 8 7/8% Senior Secured Notes due 2017 or other indebtedness secured on a first-priority basis, or (b) reinvest the net sale proceeds in its business, or (2) experiences a change of control, the Company may be required to offer to purchase Notes from holders at 100% of their principal amount, in the case of a sale of assets, or 101% of their principal amount, in the case of a change of control. The Company would be required to pay accrued and unpaid interest, if any, on the Notes redeemed or purchased in each of the foregoing events of redemption or purchase.

The Notes are the Company’s general senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. Upon the assumption of the Notes by PAETEC Holding, the Notes will be guaranteed on a senior unsecured basis by each of PAETEC Holding’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries, and any foreign restricted subsidiary that guarantees any indebtedness of PAETEC Holding or any of PAETEC Holding’s domestic restricted subsidiaries. The guarantees will be the subsidiary guarantors’ general senior unsecured obligations and will rank equally in right of payment with all of the subsidiary guarantors’ existing and future senior indebtedness and senior in right of payment to all of the subsidiary guarantors’ existing and future subordinated indebtedness. The Notes are, and the guarantees of the subsidiary guarantors will be, effectively subordinated in right of payment to all of the Company’s and the subsidiary guarantors’ existing and future secured obligations, to the extent of the value of the collateral securing such obligations.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: incur or guarantee additional indebtedness; pay dividends on, redeem or repurchase the Company’s capital stock; make investments or repay subordinated indebtedness; engage in sale-leaseback transactions; enter into transactions with affiliates; sell assets; create liens; create restrictions on dividend and other payments to the Company from its subsidiaries; issue or sell stock of subsidiaries; and engage in a merger, sale or consolidation, or sell, transfer or otherwise dispose of all or substantially all of their assets. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture. The Indenture does not contain any financial maintenance covenants.

The foregoing summary of the terms of the Notes and the Indenture is not complete and is qualified in its entirety by reference to the Indenture (including the form of Note thereunder), which is filed as exhibit 4.1 to this report and incorporated by reference in this Item 1.01.

Registration Rights Agreement

In connection with the closing of the sale of the Notes, PAETEC Escrow entered into a Registration Rights Agreement, dated as of December 2, 2010 (the “Registration Rights Agreement”), by and among PAETEC Escrow and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, which were the initial purchasers of the Notes. Upon the assumption of the Notes by PAETEC Holding, PAETEC Holding and its subsidiaries that will become subsidiary guarantors under the Indenture will become parties to the Registrations Rights Agreement, and PAETEC Holding will be the “Company” thereunder for purposes of discharging the obligations of the issuer of the Notes.

Under the Registration Rights Agreement, upon the assumption of the Notes by PAETEC Holding, the Company has agreed to use commercially reasonable efforts to file, and cause to be declared effective, a registration statement with the SEC to exchange the Notes for a new issue of substantially identical notes in an exchange registered under the Securities Act or, if required, to file, and cause to be declared effective, a shelf registration statement to cover resales of the Notes under specified circumstances.

Upon the occurrence of any registration default under the Registration Rights Agreement, the Company will be required in specified circumstances to pay additional interest to the holders of the Notes from the date on which any such registration default occurs to the date on which all registration defaults have been cured. The maximum amount of additional interest payable in any such event may not exceed 1.0% per annum of the principal amount of the Notes. A registration default will occur if (1) the Company fails either to (a) cause the exchange offer registration statement referred to above to be declared effective or to consummate the exchange offer within the periods specified in the Registration Rights Agreement or (b) if required, cause any shelf registration statement with respect to resales of the Notes to be declared effective within the period specified in the Registration Rights Agreement, or (2) the shelf registration statement is declared effective but thereafter ceases to be effective or usable, subject to specified exceptions, in connection with resales of the Notes.

The initial purchasers of the Notes and certain of their affiliates have provided, and may provide in the future, commercial banking, investment banking and other services to PAETEC Holding and some of PAETEC Holding’s affiliates.

The foregoing summary of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as exhibit 4.2 to this report and incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03.

Upon the closing of the sale of the Notes, PAETEC Escrow became, and upon its assumption of the Notes PAETEC Holding will become, obligated on $450 million in aggregate principal amount of unsecured senior indebtedness under the Notes. Upon the assumption of the Notes by PAETEC Holding, the Notes will be guaranteed on a senior unsecured basis by each of PAETEC Holding’s existing and future domestic restricted subsidiaries, other than certain excluded subsidiaries, and any foreign restricted subsidiary that guarantees any indebtedness of PAETEC Holding or any of PAETEC Holding’s domestic restricted subsidiaries.

The Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal amount of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable immediately if specified events of default occur and are continuing. Events of default include, with certain specified exceptions and qualifications, the following events: the failure to pay the principal of any Note when due and payable at its stated maturity or upon acceleration, redemption or otherwise; the default in the payment of interest on any Note when due and payable; a default in the performance of or breaches of other provisions of the Indenture or under the Notes; a default on certain other outstanding indebtedness or a failure to discharge certain judgments; certain events of bankruptcy, insolvency or reorganization relating to the Company or any significant subsidiary; and the failure of certain subsidiary guarantees to be in full force and effect or the denial by a subsidiary guarantor of its obligations under its guarantee. Upon the occurrence of any of the foregoing events of bankruptcy, insolvency or reorganization, payment under the Notes will become immediately due and payable without any act on the part of the Trustee or any holder of the Notes.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 3.03.

The Indenture described under Item 1.01 of this report contains a covenant that, upon the assumption of the Notes by PAETEC Holding, generally will limit cash dividends and dividends in other property of the Company paid on the Company’s common stock and other capital stock to amounts that do not exceed the amount of the sum of the Company’s cumulative consolidated EBITDA (as defined for purposes of the Indenture) in excess of a specified level of cumulative consolidated interest expense from October 1, 2010, plus the aggregate net cash proceeds received by the Company from certain capital stock issuances after October 1, 2010, plus the net reduction of specified investments, plus specified amounts.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of December 2, 2010, among PAETEC Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of Note thereunder.

4.2	Registration Rights Agreement, dated as of December 2, 2010, among PAETEC Escrow Corporation, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: December 2, 2010	/s/ Mary K. O’Connell

Mary K. O’Connell
Executive Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of December 2, 2010, among PAETEC Escrow Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, including the form of Note thereunder.

4.2	Registration Rights Agreement, dated as of December 2, 2010, among PAETEC Escrow Corporation, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated.

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